Exhibit 99.1

Pfizer Prices $4.5 Billion Debt Offering

Monday, May 12, 2014 - Pfizer Inc. (NYSE:PFE) today announced the pricing of a debt offering consisting of five tranches of notes:

•	$1,000,000,000 aggregate principal amount of 1.1% notes due 2017

•	$500,000,000 aggregate principal amount of floating rate notes due 2017

•	$1,500,000,000 aggregate principal amount of 2.1% notes due 2019

•	$1,000,000,000 aggregate principal amount of 3.4% notes due 2024

•	$500,000,000 aggregate principal amount of 4.4% notes due 2044

Pfizer intends to use the net offering proceeds for general corporate purposes, including (i) pre-funding the repayment at maturity of the €900 million outstanding of its 4.75% notes due December 2014 and (ii) pre-funding a portion of its outstanding 5.35% notes due March 2015. Pfizer may use funds that are not immediately needed for these purposes to temporarily invest in short-term marketable securities or repay a portion of its outstanding commercial paper.

The closing of the offering is expected to occur on May 15, 2014, subject to satisfaction of customary closing conditions.

Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering.

The offering of these securities is being made only by means of a prospectus. Copies may be obtained by calling Merrill, Lynch, Pierce, Fenner & Smith Incorporated, at 1-800-294-1322, Barclays Capital Inc., at 1-888-603-5847, Deutsche Bank Securities Inc., at 1-800-503-4611 or J.P. Morgan Securities LLC, at 212-834-4533.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes, nor will there be any sale of the notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Pfizer

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products. Our global portfolio includes medicines and vaccines as well as many of the world’s best-known consumer health care products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, Pfizer has worked to make a difference for all who rely on us.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective,” “aim” and other words and terms of similar meaning, or by using future dates in connection with any discussion of, among other things, expectations regarding the completion of the notes offering and the use of proceeds. A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2014, in each case including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in our Current Reports on Form 8-K, and in the prospectus supplement and accompanying prospectus, in each case including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the Securities and Exchange Commission.

Contact:

Pfizer Inc.

Media:

Joan Campion, 212-733-2798

joan.campion@pfizer.com

or

Investors:

Ryan Crowe, 212-733-8160

ryan.crowe@pfizer.com